Exhibit - 4.14 - Subordination, Waiver and Consent Agreement Dated June 5,2001
-------------------------------------------------------------------------------

                   SUBORDINATION, WAIVER AND CONSENT AGREEMENT

         THIS SUBORDINATION, WAIVER AND CONSENT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made as of June 5, 2001, and entered into by and among:

     (a)  AMCAST  INDUSTRIAL  CORPORATION,  an  Ohio  corporation  ("Borrower");
          --------

         (b) the LIFO Agent, as hereinafter defined, and the LIFO Banks, as hereinafter defined (the LIFO Agent and the LIFO Banks being collectively referred to herein as the "Senior Lenders");

         (c)      the Line of Credit Lenders, as hereinafter defined;

     (d) the Existing Credit Agreement Agent, as hereinafter defined, and the Existing Credit Agreement Banks, as hereinafter defined;

         (e) the Noteholders, as hereinafter defined (the Line of Credit Lenders, the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, and the Noteholders being collectively referred to herein as the "Subordinated Lenders"); and

         (f)      the Collateral Agent, as hereinafter defined.

                                    RECITALS

         WHEREAS, the Subordinated Lenders have made certain loans and other extensions of credit to Borrower and its Subsidiaries, as hereinafter defined, pursuant to the terms and conditions of their respective Subordinated Lender Documents, as hereinafter defined;

         WHEREAS, certain defaults or events of default exist under the Subordinated Lender Documents, as hereinafter defined, and, as a result of such defaults or events of default, the Subordinated Lenders have the right, among other things, to exercise any remedies available to the Subordinated Lenders under their respective Subordinated Lender Documents, including, but not limited to the right to (a) terminate any commitment or other obligation to make any further loans or other extensions of credit, and (b) accelerate the maturity of their respective Subordinated Lender Obligations, as hereinafter defined;

         WHEREAS, notwithstanding the existence of such defaults or events of default, Borrower has requested that the Subordinated Lenders (a) temporarily waive such defaults and events of default, and (b) consent to Borrower entering into the LIFO Credit Agreement, as hereinafter defined, to provide temporary working capital while Borrower and its consultants develop and implement a revised plan and financial strategy to refinance or restructure Borrower's existing indebtedness;

         WHEREAS, in order to provide Borrower with such temporary working capital, concurrently herewith Borrower is entering into the LIFO Credit Agreement, as hereinafter defined, with the Senior Lenders pursuant to which Borrower will obtain from the Senior Lenders the financial accommodations described therein;

         WHEREAS, in order to induce the Senior Lenders to enter into the LIFO Credit Agreement and to make such financial accommodations to Borrower thereunder, the Subordinated Lenders desire to subordinate, in accordance with the provisions of this Agreement, the Subordinated Lender Obligations and the Subordinated Lender Liens, as hereinafter defined, to the Senior Lender Obligations, as hereinafter defined, and the Senior Lender Liens, as hereinafter defined.

         NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:


                             ARTICLE I. DEFINITIONS

     SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Collateral Agent" shall mean KeyBank National Association, in
         its  capacity  as  Collateral  Agent  under  the  Subordinated   Lender
         Collateral Documents, together with its successors and assigns.

                  "Companies"  shall  mean,   collectively,   Borrower  and  all
Subsidiaries.

                  "Company" shall mean Borrower or a Subsidiary.

                 "Creditor" shall mean any Senior Lender or Subordinated Lender.

                  "Creditor Documents" shall mean, collectively, the Senior Lender Documents and the Subordinated Lender Documents.

                  "Creditors" shall mean, collectively, the Senior Lenders and the Subordinated Lenders.

                  "CTC Forbearance Agreement" shall mean the Forbearance and Waiver Agreement among Borrower, the LIFO Agent, on behalf of and for the benefit of the LIFO Banks, and Bank One, Indiana, National Association on behalf of itself and as CTC Agent for the benefit of and on behalf of the CTC Banks, dated as of the date hereof, as the same may from time to time be amended, restated or otherwise modified.

                  "Distributions" shall mean, collectively, all cash, securities and other properties payable or otherwise distributable on or in respect of the Subordinated Lender Obligations in any Proceeding; provided, however, that Distributions shall not include equity securities issued to a Subordinated Lender after the commencement of a Proceeding, so long as such securities are subordinated to the Senior Lender Obligations and the Subordinated Lender Obligations.

                  "Existing Bank Defaults" shall have the meaning given to such term in Section 2.2 hereof.

                  "Existing Credit Agreement" shall mean the Credit Agreement, dated as of August 14, 1997, among Borrower, the Existing Credit Agreement Banks and the Existing Credit Agreement Agent, as amended and as the same may from time to time be further amended, restated or otherwise modified.

                  "Existing Credit Agreement Agent" shall mean KeyBank National Association, as Agent for the Existing Credit Agreement Banks, together with its successors and assigns.

                  "Existing Credit Agreement Banks" shall mean the banking institutions named in Schedule 1 to the Existing Credit Agreement, together with their respective successors and assigns.

                  "Existing Credit Agreement Obligations" shall mean all indebtedness or other obligations incurred by Borrower or any other Company to the Existing Credit Agreement Agent or the Existing Credit Agreement Banks pursuant to the Existing Credit Agreement, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Existing Defaults" shall mean, collectively, the Existing Bank Defaults, Existing Line of Credit Defaults and Existing Noteholder Defaults.

                  "Existing Line of Credit Defaults" shall have the meaning given to such term in Section 2.2 hereof.

                  "Existing Noteholder Defaults" shall have the meaning given to such term in Section 2.2 hereof.

                  "Guarantor" shall mean any Person that pledges its credit or property in any manner for the payment or other performance of any of the Senior Lender Obligations or Subordinated Lender Obligations.

                  "Intercreditor Agreement" shall mean the Collateral Agency and Intercreditor Agreement, dated as of June 5, 2001, by and among the Existing Credit Agreement Agent, the Noteholders, the Line of Credit Lenders and the Collateral Agent, as the same may from time to time be amended, restated or otherwise modified.

                  "Lien" shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

                  "LIFO Credit Agreement" shall mean the Last-In-First-Out Credit Agreement, dated as of June 5, 2001, among Borrower, the LIFO Credit Agreement Banks and the LIFO Credit Agreement Agent, as the same may from time to time be amended, restated or otherwise modified.

                  "LIFO Credit Agreement Agent" shall mean KeyBank National Association, as Agent for the LIFO Credit Agreement Banks, together with its successors and assigns.

                  "LIFO   Credit   Agreement   Banks"  shall  mean  the  banking
         institutions named in Schedule 1 to the LIFO Credit Agreement, together with their respective successors and assigns.

                  "Line of Credit Documents" shall mean the promissory notes and other agreements evidencing the Line of Credit Obligations.

                  "Line of Credit Lenders" shall mean the Line of Credit Lenders, as defined in the Existing Credit Agreement.

                  "Line of Credit Obligations" shall mean all indebtedness or other obligations incurred by Borrower or any other Company to the Line of Credit Lenders pursuant to the Line of Credit Documents, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Majority Noteholders" shall mean Noteholders holding at least fifty-one percent (51%) of the Noteholder Obligations.

                  "Monetary Default" shall have the meaning set forth in Section
4.7 hereof.

                  "Northwestern"   shall  mean  The  Northwestern   Mutual  Life
         Insurance Company, together with its successors and assigns.

                  "Northwestern Note Agreement" shall mean the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Northwestern certain $25,000,000 7.09% Senior Notes Due November 7, 2005, as amended and as the same may from time to time be further amended, restated or otherwise modified.

                  "Note Agreements" shall mean, collectively, the Principal Note Agreement and the Northwestern Note Agreement.

                  "Noteholders"   shall  mean,   collectively,   Principal   and
Northwestern.

                  "Noteholder Obligations" shall mean all indebtedness or other obligations incurred by Borrower or any other Company to the Noteholders pursuant to the Note Agreements and the Notes issued thereunder, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Permitted Enforcement Action" shall mean (a) any enforcement, collection or similar proceeding with respect to Borrower or any other Company or the exercise of any remedy (including, without limitation, the institution of suit and the enforcement of any judgment) undertaken by a Subordinated Lender to enforce the Subordinated Lender Obligations owing to it, other than any enforcement, collection or similar proceeding with respect to the Subordinated Lender Collateral, or (b) the commencement by the Collateral Agent, acting at the direction of the Required Existing Banks or the Majority Noteholders to enforce the Subordinated Lender Liens.

                  "Permitted Payments" shall mean (a) regularly scheduled payments of interest or commitment or other fees to the Subordinated Lenders under the Subordinated Lender Documents, and (b) the payment by Borrower to the Subordinated Lenders of the fees and other compensation set forth in Article IV of this Agreement.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

                  "PIK  Interest"  shall have the meaning  given to such term in
Section 5.2 hereof.

                  "Principal" shall mean Principal Life Insurance Company, together with its successors and assigns.

                  "Principal Note Agreement" shall mean the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Principal certain $25,000,000 7.09% Senior Notes Due November 7, 2005, as amended and as the same may from time to time be further amended, restated or otherwise modified.

                  "Proceeding" shall mean (a) any assignment by Borrower or any other Company for the benefit of creditors, (b) any filing of a voluntary petition by or involuntary petition against Borrower or any other Company pursuant to any chapter of the United States Bankruptcy Code, (c) any institution of a voluntary proceeding by or involuntary proceeding against Borrower or any other Company under any other federal, state or international law relating to insolvency relief of debtors, (d) any appointment of a receiver, trustee or liquidator of Borrower or any other Company or of all or a substantial part of the assets of Borrower or such Company, (e) any liquidation or dissolution of Borrower or any other Company, or (f) any marshaling of the assets and liabilities or Borrower or any other Company.

                  "Required Existing Banks" shall mean the Majority Banks, as defined in the Existing Credit Agreement.

                  "Required Lenders" shall mean, at the time of determination, Lending Parties holding at least sixty-six and two-thirds percent (66-2/3%) of the sum of (a) the Loan and Reimbursement Obligations (b) the aggregate principal amount of the Noteholder Senior Notes then outstanding under the Note Agreements and (c) the aggregate principal amount of the Line of Credit Obligations (plus any Other Line of Credit Obligations) then outstanding (but specifically excluding the Hedge Agreement Obligations). The capitalized terms used in this definition shall have the meaning given to such terms in the Intercreditor Agreement.

                  "Required Senior Lenders" shall mean the Required Banks, as defined in the LIFO Credit Agreement.

                  "Senior Lender Collateral" shall mean any property, whether tangible or intangible, at any time securing the Senior Lender Obligations, or any part thereof.

                  "Senior Lender Collateral Documents" shall mean the Security Documents, as defined in the LIFO Credit Agreement, together with all other documents, instruments or agreements executed in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the Senior Lender Collateral, or any part thereof.

                  "Senior Lender Documents" shall mean, collectively, the LIFO Credit Agreement, the Senior Lender Collateral Documents and the other Loan Documents, as defined in the LIFO Credit Agreement, together with all other documents, instruments or agreements executed in connection with any of the foregoing, as the same may from time to time be amended, restated or otherwise modified.

                  "Senior Lender Liens" shall mean the Liens granted to the LIFO Credit Agreement Agent, for the benefit of the LIFO Credit Agreement Banks, in the Senior Lender Collateral pursuant to the Senior Lender Collateral Documents.

                  "Senior Lender Obligations" shall mean all indebtedness or other obligations incurred by Borrower or any other Company to the Senior Lenders pursuant to the LIFO Credit Agreement, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Subordinated Lender Collateral" shall mean any property, whether tangible or intangible, at any time securing the Subordinated Lender Obligations, or any part thereof.

                  "Subordinated Lender Collateral Documents" shall mean the Collateral Documents, as defined in the Existing Credit Agreement, together with all other documents, instruments or agreements executed in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the Subordinated Lender Collateral, or any part thereof.

                  "Subordinated Lender Documents" shall mean, collectively, the Existing Credit Agreement, the Note Agreements, the Line of Credit Documents and the Subordinated Lender Collateral Documents, together with all other documents, instruments or agreements executed in connection with any of the foregoing, as the same may from time to time be amended, restated or otherwise modified.

                  "Subordinated Lender Liens" shall mean the Liens granted to the Collateral Agent, for the benefit of the Subordinated Lenders, in the Subordinated Lender Collateral pursuant to the Subordinated Lender Collateral Documents, or any other Lien granted to or acquired by any Person that by its terms secures the Subordinated Lender Obligations, or any part thereof.

                  "Subordinated  Lender  Obligations" shall mean,  collectively,
         (a) the Existing Credit Agreement Obligations, (b) the Noteholder Obligations, (c) the Line of Credit Obligations, and (d) all indebtedness or other obligations owing by Borrower or any other Company to the Collateral Agent or any Subordinated Lender pursuant to the Subordinated Lender Collateral Documents.

                  "Subsidiary" of Borrower or any of its Subsidiaries shall mean
         (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

                  "Voting  Power" shall mean,  with  respect to any Person,  the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

                  "Waiver  Period"  shall have the meaning given to such term in
Section 2.4 hereof.

                  "Warrants"  shall  have  the  meaning  given  to such  term in
Section 5.3 hereof.

                  "Warrant Agreement" shall have the meaning given to such term in Section 5.3 hereof.

     SECTION 1.2. Plural Terms. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.


                               ARTICLE II. WAIVERS

         SECTION 2.1. Outstanding Indebtedness. Borrower, on behalf of itself and each of its Subsidiaries, acknowledges and confirms that Exhibit A hereto sets forth, as of the date hereof and prior to giving effect to the LIFO Credit Agreement, the aggregate principal amount of all outstanding indebtedness owing to each Creditor and that such amount is not subject to any defense, counterclaim, recoupment or offset of any kind.

         SECTION 2.2. Existing Defaults. Borrower acknowledges that Borrower has failed to comply with (a) the provisions of the Existing Credit Agreement as set forth on Exhibit B hereto (the "Existing Bank Defaults"), (b) the provisions of the Note Agreements as set forth on Exhibit C hereto (the "Existing Noteholder Defaults"), and (c) the provisions of the Line of Credit Documents as set forth on Exhibit D hereto (the "Existing Line of Credit Defaults").

         SECTION 2.3. Continuing Defaults. With respect to each of the Existing Defaults, Borrower acknowledges that (a) such Existing Defaults are continuing and have not been waived by virtue of any previous actions (or failure to act) by the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, the Noteholders or the Line of Credit Lenders, as the case may be, or through any course of conduct or course of dealing or otherwise, (b) as a result of the existence of such Existing Defaults, the Subordinated Lenders, pursuant to their respective Subordinated Lender Documents, have the right to, among other things,
(A) terminate the obligation of such Subordinated Lenders to make any further loan or other extension of credit, and (B) accelerate the maturity of their respective Subordinated Lender Obligations, and (c) no Subordinated Lender has any obligation to enter into this Agreement.

         SECTION 2.4. Waiver and Waiver Period. Each Subordinated Lender, by its execution of this Agreement and upon the satisfaction of the conditions set forth in Article V hereof, hereby waives the Existing Defaults that exist under the Subordinated Lender Documents to which such Subordinated Lender is a party for the period from March 4, 2001 through the earlier of (a) April 15, 2002 or, if later, the last day of the Commitment Period, as defined in the LIFO Credit Agreement (but, in no event, beyond the maturity date of the Existing Credit Agreement, which maturity date may not be extended, without the consent of the Majority Noteholders and the Required Existing Banks, beyond August 13, 2002), or (b) the date that the commitment under the LIFO Credit Agreement is terminated (whether at maturity, by acceleration or otherwise) (the "Waiver Period"), on the conditions that:

                  (a) after giving effect to the terms of this Agreement, other than the Existing Defaults, no other default or event of default shall exist under this Agreement, any Subordinated Lender Document or any Senior Lender Document;

                  (b) during the Waiver Period, other than the Existing Defaults, no other default or event of default shall occur under this Agreement, any Subordinated Lender Document or any Senior Lender Document; and

                 (c) concurrently with the execution of this Agreement, Borrower shall have entered into the LIFO Credit Agreement and the loans provided for therein shall be available to Borrower in accordance with the terms of the LIFO Credit Agreement.

         SECTION 2.5. No Course of Dealing. Borrower and each Guarantor, by signing the attached acknowledgement, acknowledge and agree that, (a) this Agreement is not intended, nor shall it, establish any course of dealing among Borrower and any Creditor that is inconsistent with the express terms of the Creditor Documents to which such Creditor is a party, (b) notwithstanding any course of dealing between Borrower and any Creditor prior to the date hereof, except as set forth herein, no Creditor shall be obligated to make any loan or other extension of credit, (c) except with respect to the limited waivers granted herein specifically relating to the Existing Defaults, and subject to the subordinations granted hereunder, the Creditors shall not be under any obligation to forbear from exercising any of their respective rights or remedies upon the occurrence of any default or event of default under this Agreement or any of the Creditor Documents, and (d) notwithstanding any past practice, no Creditor shall be obligated or expected to honor any "overdrafts" or items for which funds of Borrower are not immediately available.

         SECTION 2.6. No Further Waiver. Borrower and each Guarantor, by signing the attached acknowledgement, each acknowledge and agree that (a) this Agreement shall not operate as a waiver of any other right, power or remedy of any Creditor under any Creditor Document nor shall it constitute a continuing waiver at any time, (b) no Creditor shall have any obligation to extend the term of the Waiver Period, (c) nothing herein shall be deemed to constitute a waiver of any default or event of default other than the Existing Defaults, and, subject to the subordinations granted hereunder, nothing herein shall in any way prejudice the rights and remedies of any Creditor under any of the Creditor Documents or applicable law. In addition, the Creditors shall have the right to waive any condition or conditions set forth in this Agreement or any other Creditor Document, in their sole discretion, and any such waiver shall not prejudice, waive or reduce any other right or remedy that such Creditors may have against Borrower or any Guarantor.

         SECTION 2.7. Survival. All representations, warranties, covenants, agreements, releases and waivers made by or on behalf of Borrower or any Guarantor under this Agreement shall survive and continue after the expiration or termination of the Waiver Period.


                    ARTICLE III. CONSENT AND OTHER AGREEMENTS

         SECTION 3.1. Consent to Senior Lender Obligations. Each Subordinated Lender hereby consents to Borrower and each other Company entering into the LIFO Credit Agreement and the other Senior Lender Documents to which Borrower and such other Company is a party. Each Subordinated Lender hereby agrees that the execution and delivery by Borrower and each other Company of the LIFO Credit Agreement and the other Senior Lender Documents to which each is a party, and the consummation of the transactions contemplated therein, including, but not limited to, the incurrence by Borrower of the Senior Lender Obligations and the granting of the Liens pursuant to the Senior Lender Collateral Documents, shall not constitute a default or event of default under any Subordinated Lender Document.

         SECTION 3.2. No Modification. Each Subordinated Lender agrees that, after the date hereof, no Subordinated Lender Document to which such Subordinated Lender is a party will be amended, restated, supplemented or otherwise modified in any material respect without the prior written consent of the Required Lenders; provided, however, that (a) the Subordinated Lender Documents may be amended from time to time for the purpose of conforming the affirmative and negative covenants contained therein to the affirmative and negative covenants contained in the LIFO Credit Agreement. Concurrently with any such amendment, such Subordinated Lender shall provide copies of such amendment to each other Creditor; and (b) the Subordinated Lender Documents may be amended to give effect to the provisions of Section 3.5 hereof.

         SECTION 3.3. Modification to Line of Credit Obligations. Each of the parties hereto consents to the replacement of Schedule 4 (Line of Credit Obligations) to the Existing Credit Agreement with Schedule 4 attached to this Agreement and that the indebtedness listed on such Schedule 4 shall constitute Line of Credit Obligations, as defined in the Existing Credit Agreement.

         SECTION 3.4. Resignation of Existing Credit Agreement Agent; Appointment of New Credit Agreement Agent. In the event of a bankruptcy filing by or against Borrower, unless otherwise agreed by the Existing Credit Agreement Banks, KeyBank National Association shall resign as Existing Credit Agreement Agent with such resignation to be effective only upon selection of a successor agent in accordance with Section 9.10 of the Existing Credit Agreement.

         SECTION 3.5. Extension of Maturity Date. The Noteholders hereby agree that if the Existing Credit Agreement Banks shall agree, which agreement shall be evidenced by the appropriate amendment to the Existing Credit Agreement, at any time (prior to August 14, 2002) to change the last day of the Commitment Period, as defined in the Existing Credit Agreement, from August 14, 2002 to September 14, 2003, then, so long as no event of default shall exist under the Existing Credit Agreement or the Note Agreements, immediately upon the execution of such Amendment by Borrower and the Existing Credit Agreement Banks, the Note Agreements shall be deemed to be amended, without any further action by the Noteholders, such that the principal payment currently required to be paid on November 7, 2002 pursuant to Section 2.1 of each Note Agreement shall be postponed until November 7, 2003.


                            ARTICLE IV. SUBORDINATION

     SECTION 4.1. Subordination. Except as expressly set forth herein, the Subordinated Lender Obligations shall at all times and in all respects be subordinate and junior in right of payment to any and all of the Senior Lender Obligations.

     SECTION 4.2. Restrictions on Payments of Subordinated Lender Obligations. Until the Senior Lender Obligations have been indefeasibly paid in full, no payments of principal, premium, interest, commitment or other fees shall be made with respect to any of the Subordinated Lender Obligations except as permitted pursuant to Section 4.3 hereof. In addition, each Subordinated Lender agrees that:

                  (a) such Subordinated Lender shall not ask, demand, sue for, accept or receive payment from Borrower or any other Company (except as permitted in Section 4.3 hereof and Section 4.7 hereof), by set-off or in any other manner, either in whole or in part, of the Subordinated Lender Obligations owing to such Subordinated Lender, nor any security therefor other than as permitted pursuant to Section 4.4 hereof, without obtaining the prior written consent of the Required Senior Lenders;

                  (b)  in  the  event  of  (i)  any  distribution,  division  or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Company, or the proceeds thereof, to creditors of such Company by reason of the liquidation, dissolution or other winding up of such Company's business, or (ii) any Proceeding, such Subordinated Lender agrees that any payment or Distribution of any kind or character that shall be paid or delivered, or payable or deliverable, upon or with respect to the Subordinated Lender Obligations owing to such Subordinated Lender immediately shall be paid or delivered directly to the LIFO Credit Agreement Agent for application on the Senior Lender Obligations, whether or not due, until all of the Senior Lender Obligations first shall have been fully paid and satisfied; and

                  (c) so long as any portion of the Senior Lender Obligations remain outstanding, other than a Permitted Enforcement Action such Subordinated Lender shall not enforce any judgment that it might obtain with respect to the Subordinated Lender Obligations owing to such
         Subordinated Lender (including, without limitation, execution, attachment or foreclosure of judgment liens against any assets of any Company) without obtaining the prior written consent of the Required Senior Lenders, regardless of whether Borrower or any other Company is in default of any of its obligations to such Subordinated Lender.

     SECTION 4.3. Permitted Payments. Notwithstanding anything in this Agreement to the contrary:

                  (a) the Subordinated Lenders may receive from Borrower, and Borrower may make Permitted Payments, so long as (i) Borrower shall not have filed, or be named a debtor in, a bankruptcy case, which case shall be pending, (ii) Borrower shall not have failed to pay or caused to be paid any payment (whether for principal, premium, interest, or commitment or other fees and specifically including any mandatory prepayment due pursuant to Section 2.9 of the LIFO Credit Agreement) under the LIFO Credit Agreement as such payment becomes due (after giving effect to any period of grace), or (iii) the Required Senior Lenders shall not have accelerated the amounts due under the LIFO Credit Agreement after the occurrence of an Event of Default (as defined in the LIFO Credit Agreement); and

                  (b) the Existing Credit Agreement Agent, the Noteholders and the Collateral Agent shall at all times be permitted to receive from Borrower reimbursement for out-of-pocket and other expenses incurred in accordance with the terms of the Subordinated Lender Documents.

         Anything herein to the contrary notwithstanding, this Section 4.3 shall not prohibit (a) the reborrowing by Borrower of any LIBOR Loan, as defined in the Existing Credit Agreement, that is in Italian Lira, at the end of each interest period applicable thereto, or (b) the extension of the expiry date or replacement of any Letter of Credit, as defined in the Existing Credit Agreement, under the Existing Credit Agreement, so long as the face amount thereof is not increased.

     SECTION    4.4.    Permitted    Security;     Subordination    of    Liens.

     (a)  The Senior Lenders hereby consent to the Subordinated Lender Liens.

                  (b) The Collateral Agent, on behalf of the Subordinated Lenders, hereby subordinates the existing and future Subordinated Lender Liens in the Subordinated Lender Collateral to the existing and any future Senior Lender Liens in the Senior Lender Collateral, whether or not any such Senior Lender Liens are perfected. Each Subordinated Lender hereby consents to the subordination by the Collateral Agent, on behalf of the Subordinated Lenders, of the existing and future Subordinated Lender Liens in the Subordinated Lender Collateral to the existing and any future Senior Lender Liens in the Senior Lender Collateral and authorizes the Collateral Agent to take such actions as may be necessary or appropriate to give effect to such subordination.

                  (c) The Subordinated Lenders agree that, anything contained in any of the Subordinated Lender Documents to the contrary notwithstanding, neither the Collateral Agent nor any Subordinated Lender shall hold, nor shall the Collateral Agent or any Subordinated Lender obtain or acquire, without the prior written consent of the Required Senior Lenders, any Lien in any equipment, assets, or real or other property of any Company, unless such Lien shall be subject to the terms and conditions of this Agreement.

                  (d) The Collateral Agent and the Subordinated Lenders agree that, upon request of the LIFO Credit Agreement Agent, each financing statement, mortgage or other evidence or notice of the Subordinated Lender Liens shall contain a statement, in form satisfactory to the LIFO Credit Agreement Agent, that such Lien is subordinated to the Senior Lender Liens and that certain rights and remedies of the Subordinated Lenders are subject to the terms of this Agreement.

                  (e) Except as permitted in Section 4.7 hereof, and without limiting the provisions of Section 4.1 above, the Collateral Agent and each Subordinated Lender agrees that it will not enforce (and each Subordinated Lender agrees that it shall not instruct or authorize the Collateral Agent to enforce) any of the Subordinated Lender Liens, or in any manner interfere with, any of the Senior Lender Collateral, or any other real or personal property of any Company, unless and until the LIFO Credit Agreement Agent shall have advised Subordinated Lenders in writing that the Senior Lender Obligations have been indefeasibly satisfied in full. The Collateral Agent and each Subordinated Lender agrees that it will not (and each Subordinated Lender agrees that it shall not instruct or authorize the Collateral Agent to) seek to notify account debtors or other obligors of the Subordinated Lender Obligations, nor will the Collateral Agent collect any proceeds of the Subordinated Lender Collateral or otherwise enforce or apply the Subordinated Lender Liens in the proceeds of the Subordinated Lender Collateral, unless and until the LIFO Credit Agreement Agent shall have advised the Subordinated Lenders in writing, that all of the Senior Lender Obligations have been indefeasibly satisfied in full.

                  (f) Pending receipt of the notice by the Subordinated Lenders from the LIFO Credit Agreement Agent referred to in subpart (e) above, the Collateral Agent and the Subordinated Lenders (i) shall not assert any claim for marshalling, (ii) if requested by the LIFO Credit Agreement Agent, shall consent to the disposition of the Senior Lender Collateral by the LIFO Credit Agreement Agent provided that such disposition is made in a commercially reasonably manner and on commercially reasonable terms or, if the LIFO Credit Agreement Agent requests, by any Company or any of such Company's affiliates or any successor to any such Company, including a trustee in bankruptcy, in a commercially reasonable manner and on commercially reasonable terms,
         (iii) shall, at the request of the LIFO Credit Agreement Agent, in connection with the disposition of any of the Senior Lender Collateral in a commercially reasonable manner and on commercially reasonable terms, release the Subordinated Lender Liens upon the disposition thereof; provided that the proceeds of such sale are applied in accordance with the Intercreditor Agreement and that such release shall not impair any of the Subordinated Lender Liens upon any remaining proceeds of such disposition after the full payment of the Senior Lender Obligations. Subject to the terms hereof, nothing contained herein shall be deemed to prohibit the Collateral Agent or any Subordinated Lender from intervening or participating in any judicial proceeding to the extent necessary to preserve or protect the interests of the Collateral Agent in the Subordinated Lender Collateral.

                  (g) The provisions of this Agreement shall apply to the proceeds of the Subordinated Lender Collateral and such proceeds of the Subordinated Lender Collateral shall include insurance proceeds arising from the theft, destruction, casualty or other loss (including business interruption) of or to the Subordinated Lender Collateral, and the priority of the Senior Lender Liens provided for herein shall apply to such proceeds. Notwithstanding anything in the Subordinated Lender Documents to the contrary, the LIFO Credit Agreement Agent shall have the sole and exclusive right to adjust or enforce settlement of insurance claims in the event of any covered theft, destruction, casualty or other loss (including business interruption) of or to the Senior Lender Collateral or the Subordinated Lender Collateral. All such proceeds of such insurance shall inure to the LIFO Credit Agreement Agent, for the benefit of the Senior Lenders; provided, however, that after full payment of all of the Senior Lender Obligations, any remaining insurance proceeds received by the LIFO Credit Agreement Agent shall be remitted to the Collateral Agent, for the benefit of the Subordinated Lenders, or otherwise as required by law.

                  (h) If, in order to perfect any Lien on any of the Subordinated Lender Collateral that also constitutes part of the Senior Lender Collateral (the "Common Collateral"), the LIFO Credit Agreement Agent is required to hold possession of such Common Collateral, then such Common Collateral shall be held by the LIFO Credit Agreement Agent, for the benefit of the Senior Lenders and the Subordinated Lenders, but subject to the subordination provisions of this Agreement. In connection with the foregoing, the Collateral Agent shall deliver to the LIFO Credit Agreement Agent any securities, instruments, promissory notes or other Common Collateral that is in the possession of the Collateral Agent. To the extent that the Collateral Agent shall retain possession of any of the foregoing, such shall be held by the Collateral Agent for the benefit of the Senior Lenders and the
         Subordinated Lenders in accordance with the provisions of this Agreement. Upon payment in full of the Senior Lender Obligations and termination of the provisions of this Agreement, the LIFO Credit Agreement Agent shall re-deliver such Common Collateral to the Collateral Agent.

         SECTION 4.5. Priorities. The subordinations and priorities specified in this Agreement are applicable irrespective of (a) the time or order of attachment or perfection of security interests or other Liens referred to herein, (b) the time or order of filing of any financing statements, (c) the acquisition of purchase money or other security interests or the time of giving, or failure to give, notice of the acquisition or expected acquisition of purchase money or other security interests, (d) any provisions of the Uniform Commercial Code as adopted in the State of Ohio or any applicable law or decision, (e) the terms of the Senior Lender Documents or the Subordinated Lender Documents, (f) whether either the Collateral Agent or the LIFO Credit Agreement Agent holds possession of any of the Senior Lender Collateral or the Subordinated Lender Collateral, as the case may be, and (g) whether or not the Subordinated Lender Liens or Senior Lender Liens have been perfected.

     SECTION 4.6. Delivery of Payment or Proceeds to the LIFO Credit Agreement Agent.


         (a) Except for the payments permitted pursuant to Section 4.3 hereof, if any payment, distribution, security (other than as permitted pursuant to
Section 4.4 hereof) or proceeds thereof is received, whether from any collateral or otherwise, by any Subordinated Lender upon or with respect to any indebtedness of any Company to such Subordinated Lender (including, but not limited to, the Subordinated Lender Obligations) prior to the irrevocable satisfaction in full of the Senior Lender Obligations, such Subordinated Lender shall receive and hold such payment, distribution, security or proceeds in trust for the LIFO Credit Agreement Agent, for the benefit of the Senior Lenders, and immediately shall deliver the same to the LIFO Credit Agreement Agent in precisely the form received (except for the endorsement or assignment of such
Subordinated Lender where necessary), for application to the Senior Lender Obligations, whether or not due, and, until so delivered, the same shall be held in trust by such Subordinated Lender as property of the Senior Lenders. In the event of the failure of any such Subordinated Lender to make any such endorsement or assignment, the LIFO Credit Agreement Agent, or any of its officers or employees, is hereby irrevocably constituted and appointed attorney-in-fact of such Subordinated Lender with full power to make the same.

         (b) To the extent that (i) any Subordinated Lender has turned over any cash, securities or other property received as payments from Borrower to the LIFO Credit Agreement Agent hereunder for application to the Senior Lender Obligations or (ii) any cash, securities or other property to which any Subordinated Lender would otherwise have been entitled (but for the provisions of this Agreement) as payment from Borrower are paid to the LIFO Credit Agreement Agent hereunder for application to the Senior Lender Obligations, and any such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from or disgorged by such Subordinated Lender or is otherwise required to be refunded, repaid or restored by such Subordinated Lender to Borrower or any trustee, receiver or other person or entity under any law (including any bankruptcy or insolvency law or any federal or state equitable cause of action), then, to the extent of any such restoration, the LIFO Credit Agreement Agent shall repay such amount to such Subordinated Lender and such Subordinated Lender and such Subordinated Lender's obligations hereunder shall be renewed and continued in full force and effect as if such payment had not been made to such Subordinated Lender or the LIFO Credit Agreement Agent.

         SECTION 4.7.      Permitted Enforcement Action.
                           ----------------------------

         (a) If (i) the Permitted Payments described in subpart (a) of the definition of Permitted Payments shall not be paid when due in accordance with the terms of the Subordinated Lender Documents (a "Monetary Default"), (ii) such Monetary Default shall continue for one hundred eighty (180) consecutive days, and (iii) the Subordinated Lenders shall not have been made whole with respect to such missed Permitted Payments (together with interest thereon at a rate per annum of two percent (2%) in excess of the Prime Rate of KeyBank National Association, as in effect from time to time) within five (5) days after the one hundred eightieth (180th) day after the Monetary Default, then Permitted Enforcement Actions may be commenced.

         (b) If the maturity date of the LIFO Credit Agreement is extended beyond August 13, 2002 and the Senior Lenders shall not have obtained the written consent of the Majority Noteholders on or prior to the one hundred eightieth (180th) day after August 13, 2002, then Permitted Enforcement Actions may be commenced.

         SECTION 4.8. Assignment of Claims. No Subordinated Lender shall assign or transfer any claim, or suffer or permit the creation or attachment of any Lien, claim or encumbrance, hypothecation or pledge upon any claim, that such Subordinated Lender has or may have against any Company while any portion of the Senior Lender Obligations remain unpaid, unless such assignment or transfer is made expressly subject to this Agreement.

         SECTION 4.9.               Proceedings and Distributions.
                                    -----------------------------

         (a) In any Proceeding, the Subordinated Lenders shall have the right, but not the duty, to prepare and file a proof of claim based upon the Subordinated Lender Obligations and to vote and otherwise enforce and use the same consistent with the provisions of this Agreement; provided that, if the Subordinated Lenders fail to file such proof of claim on or before thirty (30) days after the commencement of such Proceeding, the LIFO Credit Agreement Agent, after having provided one business day's prior written notice to the Existing Credit Agreement Agent and the Noteholders, shall have the right, but not the duty, to prepare and file a proof of claim based upon the Subordinated Lender Obligations.

         (b) The LIFO Credit Agreement Agent shall be entitled to receive Distributions on behalf of the Senior Lenders in respect of the Subordinated Lender Obligations until the Senior Lender Obligations have been paid in full (including, but not limited to, all interest accruing from time to time on the Senior Lender Obligations after the commencement of any Proceeding, whether or not a claim for such interest is allowable under such Proceeding). All Distributions (other than cash and bearer instruments) shall be issued in the name of the LIFO Credit Agreement Agent, and all Distributions, whatever the form thereof, shall be delivered directly to the LIFO Credit Agreement Agent, for the benefit of the Senior Lenders. No Person delivering any Distributions to the LIFO Credit Agreement Agent shall have any responsibility to follow the application by the LIFO Credit Agreement Agent of such Distributions. If, for any reason, any Subordinated Lender shall receive any payment of or security for or Distribution in respect of any of the Subordinated Lender Obligations, or any part thereof, before payment in full of the Senior Lender Obligations (including, but not limited to, all interest accruing from time to time on the Senior Lender Obligations after the commencement of any Proceeding, whether or not a claim for such interest is allowable under such Proceeding), such Subordinated Lender shall receive the same in trust and shall deliver the same, in the form received, directly to the LIFO Credit Agreement Agent. Each
Subordinated Lender shall execute and deliver such endorsements, assignments, transfer powers and other writings in respect of the foregoing as the LIFO Credit Agreement Agent may from time to time reasonably request; and the LIFO Credit Agreement Agent shall have the right to execute and deliver the same for and on behalf of such Subordinated Lender and in such Subordinated Lender's name whenever such Subordinated Lender omits doing so.

         SECTION 4.10. Modification to Senior Lender Documents; Additional Agreements with Senior Lenders. At any time, and from time to time, the Senior Lenders may enter into agreements with Borrower or any other Company as the Senior Lenders may deem proper, including extending the time of payment or maturity date of any and all of the Senior Lender Obligations (but, in no event, beyond the maturity date of the Existing Credit Agreement, which shall not be extended, without the consent of the Majority Noteholders and the Required Existing Banks, beyond August 13, 2002), or otherwise altering the terms of the Senior Lender Documents not inconsistent with this Section 4.10, or affecting the Senior Lender Collateral or any guaranty, if any, underlying any or all of such obligations, or may exchange, sell, or surrender or otherwise deal with any such security or guaranties, or may release any balance of funds of any Company, with the Senior Lenders, without notice to the Subordinated Lenders, and without in any way impairing or affecting this Agreement thereby; provided, however, that the Senior Lenders (nor any Refinancing Party, as hereinafter defined) shall not:

                  (a) increase the principal amount of the Indebtedness under the LIFO Credit Agreement or the interest or fees payable with respect thereto (other than the charging of the Default Rate, as defined in the LIFO Credit Agreement), without the prior written consent of the Noteholders and the Existing Credit Agreement Banks;

                  (b) obtain any fee or other compensation in consideration of any waiver, amendment, forbearance or other modification with respect to the LIFO Credit Agreement, unless such fee or other compensation is shared with the Subordinated Lenders on a pro rata basis;

                  (c) amend Section 2.2 of the LIFO Credit Agreement or the definitions of "Level II Availability Conditions" or "Level III Availability Conditions" of the LIFO Credit Agreement, without the prior written consent of the Majority Noteholders and the Required Existing Banks; or

                  (d) release any Senior Lender Collateral in connection with the sale or other disposition of fixed assets of any Company (other than the transfer of obsolete fixed assets that are no longer useful to the Companies, in the ordinary course of business), unless (i) such fixed assets are replaced, in the ordinary course of business of the Companies, by similar assets of the Companies, or (ii) the net proceeds of such sale or other disposition shall have been applied as a prepayment of the Senior Lender Obligations and the commitment thereunder shall have been permanently reduced by the amount of such prepayment.

         SECTION 4.11. Reliance by the Senior Lenders on the Subordinated Lenders. The Subordinated Lenders consent and covenant that all of the Senior Lender Obligations shall be deemed to have been made or incurred, in part, in reliance upon this Agreement.

         SECTION 4.12. Effect on Liens. Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the Liens that each of the parties has in any assets of the Companies, whether tangible or intangible, insofar as the rights of Borrower, any other Company or other third parties not parties hereto are involved. The parties hereto specifically reserve any and all of their respective rights, Liens and rights to enforce such Liens as against any Company and any third parties.

         SECTION 4.13. Nonwaiver of Payments. In the event that any Subordinated Lender is required to pay to any Senior Lender any funds or other property that such Subordinated Lender receives from any Company, other than as permitted under Section 4.3 hereof, Borrower acknowledges, on behalf of itself and each of its Subsidiaries, that such Subordinated Lender shall not have waived the rights of such Subordinated Lender to payment in full of the Subordinated Lender Obligations owing to such Subordinated Lender, subject, however, to the terms of this Agreement.

         SECTION 4.14. Refinancing of Senior Indebtedness. The Senior Lenders may, from time to time, without notice to the undersigned, assign or transfer any or all of the Senior Lender Obligations or any interest therein or permit another Person (a "Refinancing Party") to extend credit to Borrower or any other Company to enable Borrower or such Company to repay all or a portion of the Senior Lender Obligations (a "Refinancing"), and, notwithstanding any such assignment, transfer or Refinancing or any subsequent assignment, transfer or Refinancing, such Senior Lender Obligations shall be and remain Senior Lender Obligations for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Lender Obligations or of any interest therein, including, without limitation, any Refinancing Party, shall, to the extent of the interest of such assignee, transferee or Refinancing Party in the Senior Lender Obligations, be entitled to the benefits of this Agreement, and subject to the obligations set forth in this Agreement to the same extent as if such assignee, transferee or Refinancing Party were a Senior Lender hereunder.

         SECTION 4.15. Termination of Subordination. The subordinations, agreements and other provisions set forth in this Article IV shall remain in full force and effect until all of the Senior Lender Obligations have been indefeasibly paid in full and the LIFO Credit Agreement terminated, regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with Borrower or any other Company. If any payment received by any Senior Lender with respect to the Senior Lender Obligations shall be required to be repaid or returned in whole or in part by such Senior Lender to the payor thereof or such payment is otherwise rescinded, in whole or in part, pursuant to applicable law and any Subordinated Lender shall have received any payment with respect to the Subordinated Lender Obligations (other than a payment received pursuant to Section 4.3 hereof), then such Subordinated Lender shall promptly, upon written demand, return all or the ratable part, as the case may be, of such payment to the LIFO Credit Agreement Agent for delivery to the appropriate Senior Lender.


              ARTICLE V. SUBORDINATION FEES AND OTHER COMPENSATION

         SECTION 5.1. Subordination Fees. In consideration of the agreements of the Subordinated Lenders set forth herein, Borrower shall pay to each Subordinated Lender a subordination fee in an amount equal to sixty (60) basis points times the aggregate principal amount (including any exposure under any letter of credit) of the Subordinated Lender Obligations owing to such Subordinated Lender as set forth on Exhibit A hereto. Such fees shall be payable on the date hereof; provided, however, that the Existing Credit Agreement Banks shall only be paid half of the subordination fees owed to them on the date hereof, with the remaining half to paid on the date, if ever, that the Existing Credit Agreement Banks shall have agreed in writing to extend the maturity date of the Existing Credit Agreement from August 14, 2002 to September 14, 2003. Borrower acknowledges and agrees that the Existing Credit Agreement Banks shall be under no obligation to extend such maturity date and any such extension shall be in the sole discretion of the Existing Credit Agreement Banks.

         SECTION 5.2. PIK Interest. In consideration of the agreements of the Noteholders set forth herein, and in addition to such other amounts that are payable pursuant to the Note Agreements, Borrower shall pay to the Noteholders additional payment-in-kind (the "PIK Interest") on the outstanding principal amount of the Subordinated Lender Obligations owing to each such Noteholder at the rate per annum of one percent (1%). The PIK Interest shall be evidenced by the promissory notes executed and delivered in connection with the Note Agreements (the "Noteholder Notes"). The PIK Interest shall be payable in accordance with the terms and conditions of the Noteholder Notes; provided, however, that (a) the Noteholders shall not be permitted to amend or modify in any respect the form or substance of the provisions of the PIK Interest set forth in the Noteholder Notes without the prior written consent of the other Creditors, and (b) the PIK Interest shall be subordinate and junior in right of payment to the Senior Lender Obligations and the Subordinate Lender Obligations pursuant to the subordination terms set forth in each Noteholder Notes.

         SECTION 5.3. Warrants. As additional consideration for the agreements of the Subordinated Lenders hereunder, Borrower shall issue to each Subordinated Lender warrants (the "Warrants") to purchase shares of the common stock of Borrower as set forth on Exhibit E hereto. The Warrants shall be issued on the date hereof; provided, however, that the Existing Credit Agreement Banks shall only be issued half of the Warrants due to them on the date hereof, with the remaining half to be issued on the date, if ever, that the Existing Credit Agreement Banks shall have agreed in writing to extend the maturity date of the Existing Credit Agreement from August 14, 2002 to September 14, 2003. Borrower acknowledges and agrees that the Existing Credit Agreement Banks shall be under no obligation to extend such maturity date and any such extension shall be in the sole discretion of the Existing Credit Agreement Banks. The Warrants shall be issued in accordance with and subject to the terms and conditions of a Warrant Agreement in the form Exhibit F hereto (the "Warrant Agreement"); provided, however, that, at the request of the Noteholders, Borrower and the Existing Banks shall enter into an amendment of the Warrant Agreement as the Noteholders may reasonably request.


                         ARTICLE VI. CLOSING CONDITIONS

     SECTION 6.1. Conditions of Effectiveness of Waivers. The effectiveness of the waivers granted in Article
          II hereof are conditioned on the following:

                  (a) Borrower shall have caused each Guarantor to consent and agree to and acknowledge the terms of this Agreement by executing the Guarantor Acknowledgment and Agreement attached hereto;

                  (b) the LIFO Credit Agreement shall have been executed by all parties thereto and all conditions precedent to effectiveness set forth therein shall have been satisfied; and

                  (c) Borrower shall have paid all legal fees and expenses of the Existing Credit Agreement Agent and the LIFO Credit Agreement Agent and the Noteholders in connection with this Agreement and the documents and transactions contemplated hereby.

     SECTION 6.2. Conditions Precedent. Concurrently with the execution and delivery of this Agreement, Borrower shall have satisfied the following conditions:

                  (a) a collateral audit, field exam and appraisal of the personal and real property of the Companies shall have been commenced by such Persons as the Collateral Agent shall approve in its discretion, the costs and expenses of which shall be paid for by Borrower;

     (b) Borrower shall have selected and retained a turnaround management firm acceptable to the Creditors, the fees and expenses of which shall be paid for by Borrower;

     (c) the Subordinated Lenders shall have retained a turnaround financial advisor acceptable to them, the fees and expenses of which shall be paid for by Borrower;

                  (d) the Warrant Agreement shall have been executed by all parties thereto, and all other documents, instruments or agreements required to be delivered in connection therewith shall have been delivered;

                  (e) Borrower shall have delivered to the Creditors an officer's certificate certifying the names of the officers of Borrower authorized to sign this Agreement and the other documents to be executed by Borrower in connection herewith, together with the true signatures of such officers and certified copies of the resolutions of the board of directors of Borrower evidencing approval of the execution and delivery hereof;

     (f) Borrower shall have delivered to the Creditors an opinion of counsel for Borrower, in form and substance satisfactory to the Creditors;

     (g) Borrower shall have paid to the Subordinated Lenders the fees required to be paid pursuant to Section 5.1 hereof;

     (h) Borrower shall have executed and delivered to the Noteholders the appropriate Noteholder Notes;

     (i) the CTC Forbearance Agreement shall have been executed and delivered by the parties thereto; and

     (j) Borrower shall have satisfied such other conditions as the Creditors may reasonably require.

     SECTION 6.3. Post-Closing Items. Borrower shall have satisfied the following conditions on the dates set forth below:

                  (a) within sixty (60) days of the date hereof, with respect to each Mortgaged Real Property, as defined in the Existing Credit Agreement, or such thereof as the Collateral Agent may require, at Borrower's cost and expense, Borrower shall have caused to be delivered a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) (unless such form is unavailable in any particular state, in which case Borrower shall provide such other form of a Loan Policy of title insurance as may reasonably requested by the Collateral Agent) issued by a title company satisfactory to the Collateral Agent (collectively, the "Loan Policies" and individually, a "Loan Policy") in an amount equal to the fair market value of such Mortgaged Real Property insuring each Mortgage, as defined in the Existing Credit Agreement, to be a valid Lien on such Mortgaged Real Property, free and clear of all defects and encumbrances except such matters of record as permitted pursuant to the Existing Credit Agreement, with waiver of any survey exceptions and such other standard exceptions as the Collateral Agent may require, and with such endorsements and affirmative insurance as the Collateral Agent, in its reasonable discretion, may require;

                  (b) within sixty (60) days of the date hereof, Borrower shall provide to the Collateral Agent, with respect to each Mortgaged Real Property, or such thereof as the Collateral Agent may require, at Borrower's cost and expense, environmental reports or studies prepared by environmental engineering firms acceptable to the Collateral Agent (the "Reports"), which Reports shall be in form acceptable to the Collateral Agent, in its sole discretion; and

                  (c) within sixty (60) days of the date hereof, Borrower shall provide to the Collateral Agent with respect to each Mortgaged Real Property, or such thereof as the Collateral Agent may require, at Borrower's cost and expense, (i) a current (certified not more than sixty (60) days prior to the date of such request) survey of the such Mortgaged Real Property, prepared by a licensed surveyor acceptable to the Collateral Agent, certified to the Collateral Agent and the Subordinated Lenders and the title company pursuant to certificate of survey acceptable to the Collateral Agent; such survey shall be in form and substance acceptable to the Collateral Agent, in its sole discretion, shall be made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" adopted by the American Land Title Association in 1999; (ii) a copy of the certificate of occupancy for each building located on each such Mortgaged Real
         Property; (iii) evidence satisfactory to the Collateral Agent of compliance with all building and zoning codes applicable to the Mortgaged Real Property, (iv) evidence of the availability and adequacy of utilities for the buildings located on the Mortgaged Real Property; and (v) evidence, satisfactory to the Collateral Agent, that no portion of any of the Mortgaged Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency.


                           ARTICLE VII. MISCELLANEOUS

         SECTION 7.1. Representations and Warranties. Borrower hereby represents and warrants to the Creditors that (a) Borrower has the legal power and authority to execute and deliver this Agreement; (b) the officers of Borrower executing this Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Articles of Incorporation or Bylaws of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower;
(d) after giving effect to Section 2.4 hereof, no default or event of default, or event or condition that, with the passage of time or giving of notice or both, would constitute a default or event of default, exists under any Creditor Document, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof; (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower's obligations or liabilities under any Creditor Document; (f) this Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms; and (g) no Company has received a notice of default of any kind from any account debtor and no account debtor has asserted any right of set-off, deduction or counterclaim with respect to any account .

         SECTION 7.2. Release. Borrower hereby waives and releases each Creditor and the respective directors, officers, employees, agents, attorneys, affiliates and subsidiaries of such Creditor from any and all claims, offsets, defenses and counterclaims that Borrower may have as of the date of this Agreement, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

     SECTION 7.3. Creditor Documents Unaffected. Except as herein otherwise specifically provided, all provisions of the Creditor Documents shall remain in full force and effect and be unaffected hereby.

         SECTION 7.4. No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement. This Agreement has been entered into by Borrower freely, voluntarily, with full knowledge, and without duress, and, in executing this Agreement, Borrower is not relying on any other representations, either written or oral, express or implied, made to Borrower by any Creditor. Borrower agrees that the consideration received by Borrower under this Agreement has been actual and adequate.

         SECTION 7.5. No Waiver of Rights. No waiver shall be deemed to be made by any party hereunder of any of its rights hereunder unless the same shall be in writing signed on behalf of such party; provided that the Existing Credit Agreement Agent shall have the right to act on behalf of the Existing Credit
Agreement Banks pursuant to and in accordance with the terms of the Existing Credit Agreement and the LIFO Credit Agreement Agent shall have the right to act on behalf of the LIFO Credit Agreement Banks pursuant to and in accordance with the terms of the LIFO Credit Agreement. Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party or the obligations of the Subordinated Lenders to the Senior Lenders in any other respect at any other time.

         SECTION 7.6. Waiver of Notice and Successors and Assigns. Each Subordinated Lender hereby waives (a) notice of acceptance of this Agreement;
(b) notice of the existence, creation, extension, refunding, refinancing or non-payment of all or any of the Senior Lender Obligations; (c) all diligence in collection or protection of or realization upon the Senior Lender Obligations, or any part thereof or any of the Senior Lender Collateral; and (d) notice of the release, waiver or cancellation of any obligors or guarantors of all or any portion of the Senior Lender Obligations or any Senior Lender Collateral therefor. This Agreement shall be immediately binding upon Subordinated Lenders, and the respective successors and permitted assigns of the Subordinated Lenders, and the subordination described herein shall inure to the benefit of the Senior Lenders and their respective successors and assigns.

     SECTION 7.7. Governing Law. This Agreement shall be construed according to the laws of the State of Ohio, without regard to principles of conflicts of laws.

         SECTION 7.8. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

         SECTION 7.9.  Termination of Agreement.  Except as set forth in Section
4.14 hereof with respect to the termination of the subordination provisions, the agreements and other provisions set forth in this Agreement shall remain in full force and effect until all of the Senior Lender Obligations and Subordinated Lender Obligations shall have been indefeasibly paid in full.

         SECTION 7.10. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         SECTION 7.11. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to any party, addressed to the address of such party specified on the signature page of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

         SECTION 7.12. Jurisdiction and Venue. All judicial proceedings arising out of or relating to this Agreement or any obligation hereunder shall be brought in the United States District Court for the Northern District of Ohio or in the Court of Common Pleas, Cuyahoga County, Ohio, and by their respective execution and delivery of this Agreement, the undersigned accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum nonconveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

         SECTION 7.13. Severability Of Provisions; Captions; Attachments. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein an shall be deemed to be a part hereof.

         SECTION 7.14. Legal Representation Of Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.


                  [Remainder of page intentionally left blank.]

         SECTION 7.15. JURY TRIAL WAIVER.. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF ANY OF THE UNDERSIGNED TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE UNDERSIGNED.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date referenced in the first paragraph of this Agreement.

                                                              BORROWER:

Address: 9887 Washington Village Drive          AMCAST INDUSTRIAL CORPORATION
         Dayton, Ohio 45459
         Attention:  President and CEO          By:   /s/ Franics J. Drew
                                                Name:     Francis J. Drew
                                                Title:    CFO

                                                SENIOR LENDERS:

Address: 127 Public Square                       KEYBANK NATIONAL ASSOCIATION,
         Cleveland, Ohio 44114-1306               as LIFO Credit Agreement Agent
         Attention: Alan J. Ronan                 and LIFO Credit Agreement Bank

                                                 By:   /s/ Alan J. Ronan
                                                 Name:     Alan J. Ronan
                                                 Title:    S.V.P.

Address:  One Wall Street                        THE BANK OF NEW YORK
          New York, NY  10286
          Attn:  Stephen Brennan                 By:   /s/ Stephen C. Brennan
                                                 Name:     Stephen C. Brennan
                                                 Title:    Vice President

Address: 100 E.Broad Street                      BANK ONE INDIANA, N.A.
         Columbus, OH  43215
         Attention: Michael A. Reeves            By:   /s/ Michael A. Reeves
                                                 Name:     Michael A. Reeves
                                                 Title:    Vice President

Address: Credit Agricole Indosuez                CREDIT AGRICOLE INDOSUEZ
         55 East Monroe Street, Ste.4700
         Chicago, IL  60603                      By:   /s/ Larry Materi
         Attention:  Larry Materi                Name:     Larry Materi
                                                 Title:    Vice President

                                                 and:  /s/ Paul A. Dytrych
                                                 Name:     Paul A. Dytrych
                                                 Title:    V.P./Sr.Rel.Mgr.


Address: Comerica Bank                           COMERICA BANK
         P.O. Box 75000
         Detroit, MI  48275-3282                 By:   /s/ A. J. Anderson
         Attention: A.J. Anderson                Name:     A. J. Anderson
                                                 Title:    First Vice President


Address: 6 N. Main Street                        NATIONAL CITY BANK
         Dayton, OH  45412
         Attention:  Neal J. Hinker              By:   /s/ Neal J. Hinker
                                                 Name:     Neal J. Hinker
                                                 Title:    Senior Vice President


Address: 100 E.Broad Street                      BANK ONE INDIANA, N.A.
         Columbus, OH  43215
         Attention: Michael A. Reeves            By:   /s/ Michael A. Reeves
                                                 Name:     Michael A. Reeves
                                                 Title:    Vice President



Address: 601  2nd Avenue South                   FIRSTAR BANK, N.A.
         Minneapolis, MN  55402
         Attention: Greg Wilson                  By:   /s/ Greg Wilson
                                                 Name:     Greg Wilson
                                                 Title: AVP/Its Attorney-in-Fact





                                             SUBORDINATED LENDERS:

Address: 127 Public Square                   KEYBANK NATIONAL ASSOCIATION,
         Cleveland, Ohio 44114-1306          as Existing Credit Agreement Agent,
         Attention: Alan J. Ronan            an Existing Credit Agreement Bank
                                             and as the Collateral Agent

                                                 By:   /s/ Alan J. Ronan
                                                 Name:     Alan J. Ronan
                                                 Title:    S.V.P.

Address:  One Wall Street                    THE BANK OF NEW YORK
          New York, NY  10286
          Attn:  Stephen Brennan             By:   /s/ Stephen C. Brennan
                                             Name:     Stephen C. Brennan
                                             Title:    Vice President


Address: 100 E.Broad Street                  BANK ONE INDIANA, N.A.
         Columbus, OH  43215
         Attention: Michael A. Reeves        By:   /s/ Michael A. Reeves
                                             Name:     Michael A. Reeves
                                             Title:    Vice President


Address: Credit Agricole Indosuez            CREDIT AGRICOLE INDOSUEZ
         55 East Monroe Street, Ste.4700
         Chicago, IL  60603                  By:   /s/ Larry Materi
         Attention:  Larry Materi            Name:     Larry Materi
                                             Title:    Vice President

                                              and:  /s/ Paul A. Dytrych
                                              Name:     Paul A. Dytrych
                                              Title:    V.P./Sr.Rel.Mgr.


Address: 6 N. Main Street                     NATIONAL CITY BANK
         Dayton, OH  45412
         Attention:  Neal J. Hinker           By:   /s/ Neal J. Hinker
                                              Name:     Neal J. Hinker
                                                Title:    Senior Vice President


Address: 100 E.Broad Street                  BANK ONE INDIANA, N.A.
         Columbus, OH  43215
         Attention: Michael A. Reeves        By:   /s/ Michael A. Reeves
                                             Name:     Michael A. Reeves
                                             Title:    Vice President

Address: 601  2nd Avenue South               FIRSTAR BANK, N.A.
         Minneapolis, MN  55402
         Attention: Greg Wilson              By:   /s/ Greg Wilson
                                             Name:     Greg Wilson
                                             Title: AVP/Its Attorney-in-Fact

Address:                                     COMERICA BANK

        Attention:                           By:   /s/ A. J. Anderson
                                             Name:     A. J. Anderson
                                             Title:    First Vice President



Address: IntesaBci - Chicago Branch          INTESABCI - CHICAGO BRANCH
         One William Street                  By:   /s/ E. Bermant
         New York, NY   10004                Name:     E. Bermant
         Attention:  E. Bermant              Title:    FVP/Deputy Manager

                                             and   /s/ Frank Maffei
                                             Name:     Frank Maffei
                                             Title:    Vice President


Address: Unicredito Italiano SPA            UNICREDITO ITALIANO SPA
         375 Park Avenue
         New York, NY  10152-0099           By:   /s/ Christopher J. Eldin
         Attention:  Christopher Eldin      Name:     Christopher J. Eldin
                                            Title:    FVP & Deputy Manager

                                            and   /s/ Saiyed A. Abbas
                                            Name:     Saiyed A. Abbas
                                            Title:    Vice President

Address: San Paolo IMI S.p.A.               SAN PAOLO IMI S.p.A.
         245 Park Avenue
         New York, NY  10167                By:   /s/ Luca Sacchi
                                            Name:     Luca Sacchi
                                            Title:    Vice President

                                            and   /s/ Carlo Persico
                                            Name:     Carlo Persico
                                            Title:    G.M.

Address: Principal Life Insurance Co.      PRINCIPAL LIFE INSURANCE
         801 Grand Avenue                      COMPANY
         Des Moines, Iowa 50392
         Attention: C. Henderson           By:   /s/ Christopher J. Hendersen
                                           Name:     Christopher J. Henderson
                                           Title:    Counsel

Address: Northwestern Mutual Life Ins.Co.  THE NORTHWESTERN MUTUAL LIFE
         720 East Wisconsin Avenue            INSURANCE COMPANY
         Milwaukee, WI  53202              By:   /s/ Jeffrey Lueken
         Attention:  Jeffrey Lueken             Name:     Jeffrey Lueken
                                           Title:    VP & Attorney-in-fact



Address: 601  2nd Avenue South             FIRSTAR BANK, N.A.
         Minneapolis, MN  55402
         Attention: Greg Wilson            By:   /s/ Greg Wilson
                                           Name:     Greg Wilson
                                           Title: AVP/Its Attorney-in-Fact


Address: 127 Public Square                  KEYBANK NATIONAL ASSOCIATION,
         Cleveland, Ohio 44114-1306          as a Line of Credit Lender
         Attention: Alan J. Ronan
                                            By:   /s/ Alan J. Ronan
                                            Name:     Alan J. Ronan
                                            Title:    S.V.P.

                                   Schedule 4

                             Line of Credit Lenders


           Lender                                         Maximum
           ------                                    Amount of Facility
                                                     ------------------

KeyBank National Association                            $10,000,000

Firstar Bank, National Association                      $12,032,783

                                    EXHIBIT A

                            OUTSTANDING INDEBTEDNESS

       Facility                                                   Amount
       --------                                                   ------
Existing Credit Agreement                                    $111,337,061.68

Note Agreements

     Principal Note Agreement                                $ 25,000,000.00

     Northwestern Note Agreement                             $ 25,000,000.00

Line of Credit Documents

     KeyBank                                                 $   4,200,000.00

     Firstar                                                  $ 12,032,783.00

                                    EXHIBIT B

                             EXISTING BANK DEFAULTS

     1. Default under Section 5.7(a) (Interest Coverage) of the Existing Credit Agreement.

     2.   Default  under  Section  5.7(b)  (Leverage)  of  the  Existing  Credit
          Agreement.

     3. Failure to repay LIBOR Loans made prior to March 4, 2001 at the end of the Interest Periods applicable thereto.

     4.   Cross- Default to Note Agreements.

     5.   Cross-Default under the CTC Guaranty.

                                    EXHIBIT C

                          EXISTING NOTEHOLDER DEFAULTS

                                    EXHIBIT D

                        EXISTING LINE OF CREDIT DEFAULTS

     1. KeyBank National Association - Failure to repay the Advance in the amount of $4,200,000 on the Maturity Date applicable thereto.

     2.   Firstar Bank, NA - None

EXHIBIT E

                              WARRANTS TO BE ISSUED

Existing Lenders        Total Warrants   Initial Warrants   Subsequent Warrants
----------------        --------------   ----------------   -------------------
  Bank One                100,239.3555        50,119.6778           50,119.6778
  KeyBank                  89,101.6493        44,550.8247           44,550.8247
  Firstar                  44,550.8247        22,275.4123           22,275.4123
  Credit Agricole          44,550.8247        22,275.4123           22,275.4123
  Comerica                 38,981.9716        19,490.9858           19,490.9858
  National City Bank       38,981.9716        19,490.9858           19,490.9858
  BONY                     22,275.4123        11,137.7062           11,137.7062
  BCI                      22,275.4123        11,137.7062           11,137.7062
  UniCredito               22,275.4123        11,137.7062           11,137.7062
  San Paolo                22,275.4123        11,137.7062           11,137.7062

Line of Credit Lenders
  KeyBank                  16,800.0000         8,400.0000            8,400.0000
  Firstar                  48,131.1320        24,065.5660           24,065.5660

Noteholders
  Principal Mutual        100,000.0000       100,000.0000                     0
  Northwestern            100,000.0000       100,000.0000                     0
                          ------------       ------------          -------------
                          710,439.3787       455,219.6894          255,219.6894

                                    EXHIBIT F

                            FORM OF WARRANT AGREEMENT

                                 [See Attached]